Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-1 (No. 333-160787 and No. 333-164930), on Forms S-3 (No. 333-145759 and No. 333-168198), and on Form S-8 (No. 333-160886) of HUGHES Telematics, Inc. of our report dated March 16, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Atlanta, Georgia

March 16, 2011